EXHIBIT 99.1

LIVE NATION, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On January 23, 2008, Live Nation Worldwide, Inc., a controlled subsidiary of Live Nation, Inc. (“Live Nation” or the “Company”), sold all of the stock of (i) Live Nation Theatrical Group, Inc., (ii) Live Nation Family Holdings, Inc., (iii) SFX Theatrical Group, Inc. and (iv) TCN Theatre Group, Inc. (collectively the “Theatrical Business”) as well as certain debt owed to Live Nation by the Theatrical Business to Key Brand Entertainment Inc. and its lenders for a gross sales price of $90.4 million pursuant to a Stock Purchase Agreement. After fees, expenses, an adjustment to replace the show cash of the Theatrical Business that was previously removed from the operations and utilized by the Company and other adjustments, Live Nation received approximately $61.0 million of net proceeds. The assets of the Theatrical Business include the Broadway Across America business, which produces or presents Broadway shows at primarily third-party venues in the United States and Canada, two owned theatrical venues in Toronto, one owned venue and one leased venue in Boston, one managed venue in Baltimore and a 51% interest in three managed venues in Minneapolis. The following unaudited pro forma consolidated financial statements give effect to this transaction.

The unaudited pro forma consolidated balance sheet of Live Nation gives effect to the transaction as if it occurred on September 30, 2007. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2006 and the nine months ended September 30, 2007 give effect to the transaction as if it had occurred on January 1, 2006. The unaudited pro forma consolidated financial information is not intended to represent what Live Nation’s financial position was or results of operations would have been if the disposition had occurred on those dates or to project Live Nation’s financial position or results of operations for any future period.

The unaudited pro forma consolidated financial statements and the accompanying notes thereto should be read in conjunction with, and are qualified by, the historical financial statements and notes thereto of Live Nation. Live Nation’s historical financial statements are included in its Annual Report on Form 10-K for the year ended December 31, 2006 and its Quarterly Report on Form 10-Q for the nine months ended September 30, 2007.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2007

	Historical	Pro Forma		Pro Forma
	Live Nation	Adjustments		Consolidated
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$351,342	$60,987	(D)	$388,859
		(23,470)	(A)
Accounts receivable, less allowance	390,349	(9,990)	(A)	380,359
Prepaid expenses	204,261	(10,147)	(A)	194,114
Other current assets	32,426	(5,755)	(A)	26,671

Total Current Assets	978,378	11,625		990,003
PROPERTY, PLANT AND EQUIPMENT
Land, buildings and improvements	1,034,860	(67,887)	(A)	966,973
Furniture and other equipment	212,468	(7,713)	(A)	204,755
Construction in progress	53,330	(764)	(A)	52,566

	1,300,658	(76,364)		1,224,294
Less accumulated depreciation	385,968	(17,351)	(A)	368,617

	914,690	(59,013)		855,677
INTANGIBLE ASSETS
Intangible assets — net	302,769	(104)	(A)	302,665
Goodwill	440,318	(2,835)	(A)	437,483
OTHER ASSETS
Notes receivable, less allowance	1,941	—		1,941
Investments in nonconsolidated affiliates	32,721	—		32,721
Other assets	91,964	(11,412)	(A)	80,552

Total Assets	$2,762,781	$(61,739)		$2,701,042

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$84,374	$(2,357)	(A)	$82,017
Accrued expenses	561,886	(35,197)	(A)	526,689
Deferred revenue	328,767	(51,315)	(A)	277,452
Current portion of long-term debt	48,465	—		48,465

Total Current Liabilities	1,023,492	(88,869)		934,623
Long-term debt	724,975	—		724,975
Other long-term liabilities	92,053	(102)	(A)	91,951
Minority interest liability	63,268	(630)	(A)	62,638
Series A and Series B redeemable preferred stock	40,000	—		40,000
SHAREHOLDERS’ EQUITY
Common stock	721	—		721
Additional paid-in capital	880,323	—		880,323
Retained deficit	(112,579)	27,862	(B)	(84,717)
Accumulated other comprehensive income	50,528	—		50,528

Total Shareholders’ Equity	818,993	27,862		846,855

Total Liabilities and Shareholders’ Equity	$2,762,781	$(61,739)		$2,701,042

See Notes to Unaudited Pro Forma Consolidated Financial Statements

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006

	Historical	Pro Forma
	Live Nation	Adjustments		Pro Forma Combined
	(in thousands except share and per share data)
Revenue	$3,711,715	$(247,253)	(C)	$3,464,462
Operating expenses:
Direct operating expenses	2,997,863	(196,544)	(C)	2,801,319
Selling, general and administrative expenses	530,340	(38,279)	(C)	492,061
Depreciation and amortization	128,167	(3,362)	(C)	124,805
Gain on sale of operating assets	(11,640)	1,637	(C)	(10,003)
Corporate expenses	33,863	—		33,863

Operating income	33,122	(10,705)		22,417
Interest expense	37,218	(24)	(C)	37,194
Interest income	(12,446)	2,171	(C)	(10,275)
Equity in earnings of nonconsolidated affiliates	(8,407)	—		(8,407)
Minority interest expense	12,209	292	(C)	12,501
Other income — net	(1,220)	713	(C)	(507)

Income (loss) before income taxes	5,768	(13,857)		(8,089)
Income tax expense:
Current	26,876	(1,804)	(E)	25,072
Deferred	10,334	—	(E)	10,334

Net loss	$(31,442)	$(12,053)		$(43,495)

Basic and diluted net loss per common share	$(0.48)			$(0.67)

Basic and diluted weighted average common shares outstanding	64,853,243			64,853,243

See Notes to Unaudited Pro Forma Consolidated Financial Statements

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007

	Historical	Pro Forma
	Live Nation	Adjustments		Pro Forma Combined
	(in thousands except share and per share data)
Revenue	$3,171,481	$(144,581)	(C)	$3,026,900
Operating expenses:
Direct operating expenses	2,513,870	(105,786)	(C)	2,408,084
Selling, general and administrative expenses	490,515	(27,265)	(C)	463,250
Depreciation and amortization	79,684	(1,956)	(C)	77,728
Gain on sale of operating assets	(20,934)	87	(C)	(20,847)
Corporate expenses	30,394	—		30,394

Operating income	77,952	(9,661)		68,291
Interest expense	45,302	(108)	(C)	45,194
Interest income	(11,181)	373	(C)	(10,808)
Equity in earnings of nonconsolidated affiliates	(3,377)	—		(3,377)
Minority interest expense	8,190	472	(C)	8,662
Other income — net	(461)	(102)	(C)	(563)

Income before income taxes	39,479	(10,296)		29,183
Income tax expense:
Current	22,653	(652)	(E)	22,001
Deferred	10,400	149	(E)	10,549

Net income (loss)	$6,426	$(9,793)		$(3,367)

Net income (loss) per common share:
Basic	$0.10			$(0.05)

Diluted	$0.09			$(0.05)

Weighted average common shares outstanding:
Basic	66,820,837			66,820,837

Diluted	68,779,190			66,820,837

See Notes to Unaudited Pro Forma Consolidated Financial Statements

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma adjustments give effect to the disposition as if it had occurred as of September 30, 2007 for the unaudited pro forma consolidated balance sheet and as of January 1, 2006 for the unaudited pro forma consolidated statements of operations.

(A)	Adjustment reflects the elimination of the assets and liabilities included in the balance sheet of Live Nation for its interests in the Theatrical Business as of September 30, 2007. The cash and cash equivalents adjustment primarily represents cash received for ticket sales in advance of the event. The adjustment to goodwill includes a write-off of goodwill allocated to the Company’s Global Theater segment. The goodwill write-off was determined using the purchase price as the fair value of the Theatrical Business relative to the estimated fair value of the Global Theater segment.

(B)	Adjustment represents the estimated gain on the disposition as if the transaction occurred as of September 30, 2007.

(C)	Adjustment reflects the elimination of the results of operations of the Theatrical Business for the year ended December 31, 2006 and the nine months ended September 30, 2007.

(D)	Adjustment reflects the proceeds, net of certain adjustments and estimated transaction fees and expenses, from the disposition that were retained to meet operating and investing cash requirements.

(E)	Adjustment represents the tax effects related to the reversal of tax on certain profitable Canadian operations. The pro forma adjustments have no effect on Live Nation’s current or deferred United States income tax expense for the year ended December 31, 2006 and the nine months ended September 30, 2007. For both periods presented, the pro forma adjustments increase Live Nation’s United States tax losses for which no current tax benefit may be recognized. The pro forma adjustments also increase Live Nation’s net deferred tax assets and corresponding valuation allowances by equal amounts, resulting in no net effect on deferred tax expense.